Exhibit 10.10

AGREEMENT

THIS AGREEMENT is made effective as of 17th February 2025.

BETWEEN:

(1)	FUTURE FAITH PTE. LTD. (UEN: 202202638C), a company incorporated in Singapore, with the registered office address of 10 Bukit Batok Crescent #04-06 The Spire Singapore 658079; (“Seller”) and

(2)	ADVANCED FUTURE EQUIPMENT AND TIMBER LIMITED (Company Registration No. 3287343), a company incorporated in Hong Kong, with the registered office address of Office 3A 12/F Kaiser Centre, No. 18 Centre Street, Sai Ying Pun, Hong Kong (“Buyer”).

(collectively referred to as the “Parties” and each a “Party”).

WHEREAS:

(A)	The Seller is capable of providing high-quality, stable, and large quantities of timber logs harvested from the DRC (“Timber Logs”).

(B)	The Buyer is in the business of trading of timber logs and sawmills and has purchased approximately 27,000 cubic meters Timber Logs from the Seller in the year 2024;

(C)	The Seller and Buyer wish to establish a long-term relationship in which the Seller will provide Timber Logs as needed for the Buyer.

IT IS HEREBY AGREED as follows:

1.	COMMENCEMENT DATE

The Parties hereby agree that this agreement shall have taken effect on 17th FEBRUARY 2025 (the “Commencement Date”).

2.	COMMODITY

2.1	Description

The Buyer hereby agrees to purchase and the Seller agrees to sell the Timber Logs with a diameter exceeding 50 cm including but not limited to following species:

Azobe, Bilinga, Wenge, Tali, Sipo, Padouk, Iroko, Kosipo, Boss éclair

2.2	Quantity

The Buyer hereby agrees to purchase and the Seller agrees to sell approximately thirty thousand (30,000) cubic metres (“CBM”) of Timber Logs per year, subject to a tolerance of twenty (20) per cent deviation (“Minimum Quantity”).

2.3	Unit Price

The Buyer and the Seller agree that the unit price of the Timber Logs per CBM will be determined on a case-by-case basis for each sale contract, taking into account the species, size, and current market conditions.

3.	SALES CONTRACT

The process for the sales contract shall be as follows:

(a)	The Seller shall provide the Buyer with a detailed list of available logs (“List of Logs”) from time to time;

(b)	Once the Buyer reviews the List of Logs and both parties agree on the price and order quantity, a sales contract with delivery terms will be signed accordingly.

4.	TERM AND RENEWAL

4.1	The term for this Agreement shall commence on the Commencement Date and shall continue for a term of two (2) years (“Initial Term”).

4.2	Subject to further renewal terms to be discussed amongst the Parties, the Buyer shall have the option to renew this Agreement for an additional term of two (2) years, provided that the Buyer provides written notice of its intention to renew to the Seller, no later than sixty (60) days prior to the expiration of the Initial Term (“Renewal Period”).

4.3	If the Buyer is unable to purchase the Minimum Quantity, either Party shall have the right to terminate this Agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Each Party severally represents, warrants and undertakes with and for the benefit of the other Parties that:

(a)	no step has been taken by or against it nor have any legal proceedings been started or threatened in relation to bankruptcy or any of its assets;

(b)	it has full capacity to enter into this Agreement and this Agreement has been duly authorised and constitutes its legally binding obligations enforceable in accordance with its terms;

(c)	its entry into, and exercise of its rights and/or performance of or compliance with its obligations under this Agreement:

(i)	complies with and does not and will not violate all or any laws or regulations to which it is subject; and

(ii)	complies with and does not and will not infringe the terms of or constitute a default under or cause to be exceeded any limit imposed by any agreements or other instruments or obligations to which it is a party (except those under which requisite consents or waivers have been obtained and are in full force and effect) or which is binding on it or any of its assets;

5.2	The defaulting Party agrees and undertakes to indemnify and keep indemnified and hold harmless the non-defaulting Party from and against all losses, liabilities, obligations, damages, judgments, deficiencies, claims, demands, suits, proceedings, arbitrations, assessments, costs and expenses (including without limitations, expenses of investigation and enforcement of this indemnity and attorneys’ fees and expenses on a full indemnity basis), suffered or paid by the non-defaulting Party directly or indirectly, including through application of the assets of the non-defaulting Party, as a result of or arising out of a breach or breaches of the representations, warranties, undertakings and covenants given by the defaulting Party in this Agreement or any misrepresentation by the defaulting Party under the terms of this Agreement or for any breach of any term and condition hereof.

6.	APPLICABLE LAW AND ARBITRATION

6.1	This Agreement shall be governed by and construed in accordance with the law of Singapore.

6.2	Any disputes arising from the execution of, or in connection with this Agreement shall be settled amicably through friendly negotiations between both parties. In case no settlement can be reached within 21 days through negotiation, the case shall be submitted to the Singapore International Arbitration Centre for arbitration, in accordance with its provision rule of procedure. The arbitral award shall be accepted as final and binding upon both parties. The arbitration fee shall be borne by the losing party.

7.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Parties (including by facsimile or by electronic mail in portable document format (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means), shall constitute one and the same instrument. Any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by facsimile or other electronic signature (such as DocuSign) by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received. Such signatures executed by way of facsimile or other electronic means shall be recognised and construed as secure electronic signatures pursuant to the Electronic Transactions Act 2010 of Singapore and the Parties accordingly shall deem such signatures to be original signatures for all purposes.

EXECUTED BY THE PARTIES and made effective as of the date first set out above.

SELLER

Executed by
FUTURE FAITH PTE. LTD.	)	/s/ Audrey Jin
)
)
)
Signature

Name of Signatory	:	Audrey jin

Designation of Signatory	:	Director

BUYER

Executed by
ADVANCED FUTURE EQUIPMENT AND TIMBER LIMITED	) )	/s/ Zhang Jun
)
)
Signature

Name of Signatory	:	zhang jun

Designation of Signatory	:	Director

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